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                                                                   EXHIBIT 10.31

                                                               December 16, 2005

ICG Holdings, Inc.
100 Lake Drive, Suite 4
Pencarder Corporate Center
Newark, DE
19702

Credit Suisse First Boston Capital LLC
Eleven Madison Avenue
New York, NY 10010

External ID: [  ] - Risk ID: [  ]

Dear Sir or Madam,

The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "TRANSACTION"). Additional terms of the Transaction will be set forth in a Supplemental Confirmation substantially in the form set forth in Annex A hereto (the "SUPPLEMENTAL CONFIRMATION"). This Confirmation constitutes, and upon execution of the Supplemental Confirmation, this Confirmation together with the Supplemental Confirmation shall constitute a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation, "CSFB" means Credit Suisse First Boston Capital LLC, "Counterparty" means ICG Holdings, Inc. and "Agent" means Credit Suisse First Boston LLC, solely in its capacity as agent for CSFB and Counterparty.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 DEFINITIONS") and the 2002 ISDA Equity Derivatives Definitions (the "2002 DEFINITIONS" and, together with the 2000 Definitions, the "DEFINITIONS"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation and the Supplemental Confirmation. In the event of any inconsistency between the 2000 Definitions and the 2002 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation or the Supplemental Confirmation, this Confirmation or the Supplemental Confirmation, as the case may be will govern. In the event of any inconsistency between this Confirmation and the Supplemental Confirmation, the Supplemental Confirmation shall govern. The Transaction shall be deemed to be a Share Option Transaction within the meaning set forth in the Equity Definitions.

      This Confirmation and the Supplemental Confirmation shall supplement, form a part of and be subject to an agreement (the "AGREEMENT") in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA FORM"), as published by the International Swaps and Derivatives Association, Inc., as if CSFB and Counterparty had executed the ISDA Form (without any Schedule thereto) on the date hereof. All provisions contained in the Agreement are incorporated into and shall govern this Confirmation and the Supplemental Confirmation except as expressly modified below. This Confirmation, together with the Supplemental Confirmation, evidence a complete and binding agreement between you and us as to the terms of the Transaction to which they relate and replace any previous agreement between us with respect to the subject matter hereof. This Confirmation, together with the Supplemental Confirmation and all

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      other confirmations or agreements between us referencing the ISDA Form, shall be deemed to supplement, form part of and be subject to the same, single Agreement.

      If there exists any ISDA Master Agreement between CSFB and Counterparty or any confirmation or other agreement between CSFB and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between CSFB and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which CSFB and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2. THE TERMS OF THE PARTICULAR TRANSACTION TO WHICH THIS CONFIRMATION RELATES ARE AS FOLLOWS:

      General Terms:

        Trade Date:              As set forth in the Supplemental Confirmation,
                                 to be the date of completion of CSFB's
                                 Initial Hedge.

        Option Style:            European

        Option Type:             Collar (a combination of a Put and a Call).
                                 Notwithstanding anything to the contrary herein, this Collar shall constitute a single, inseparable transaction.

        Put Seller(Call Buyer):  CSFB

        Call Seller (Put Buyer): Counterparty

        Shares: Common stock of Blackboard Inc. (the "ISSUER") (Exchange symbol: "BBBB")

      Number of Options:         As set forth in the Supplemental Confirmation,
                                 the aggregate number of Options to which CSFB's
                                 Initial Hedge relates, as determined by the Calculation Agent.

        Call Strike Price:       As set forth in the Supplemental Confirmation.

        Put Strike Price:        As set forth in the Supplemental Confirmation.

        Exchange:                NASDAQ

        Related Exchange(s):     All Exchanges.

      Procedures for Exercise:

        Expiration Date:         The final Averaging Date.

        Market Disruption Ev     Section 6.3(a) of the 2002 Definitions is
                                 hereby amended by replacing clause (ii) thereof in its entirety with the following: "(ii) an Exchange Disruption, or" and inserting immediately following clause (iii) thereof the following: "; in each case that the Calculation
                                 Agent determines is

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                                material."

       Automatic Exercise:      Applicable; provided that "IN-THE-MONEY" means
                                (A) the Relevant Price is less  than the Put
                                Strike Price or (B) the Relevant Price is more than the Call Strike Price.

      Valuation:

       Valuation Date:          The Exercise Date

       Averaging Dates:         The 10 consecutive Scheduled Trading Days
                                starting on the First Averaging Date.

       First Averaging Date:    As set forth in the Supplemental Confirmation.

       Relevant Price:          The arithmetic average of the VWAP Price on each
                                Averaging Date.

       VWAP Price:              On any day, the "Volume Weighted Average Price"
                                per Share on such day, as displayed on Bloomberg
                                Page " AQR" (or any successor thereto) for the Issuer with respect to the period from 9:30 a.m.
                                to 4:00 p.m. (New York City time) on such day, as determined by the Calculation Agent.

       Averaging Date           Modified Postoonement; provided that
       Disruption:              notwithstanding a anything to the contrary in
                                the 2002 Definitions, if a Market Disruption
                                Event occurs on any Averaging Date, the
                                Calculation Agent may determine that such Averaging Date is a Disrupted Day only in part, in which case the Calculation Agent shall make adjustments to the number of Option: for which such day shall be an Averaging Date and shall designate the Scheduled Trading Day determined in the manner described in Section 6.7(c)(iii) of the 2002 Definitions as an Averaging Date for the remaining Options, and shall determine any Settlement Price based on an appropriately weighted average instead of the arithmetic average described under "Settlement Terms --
                                Settlement Price" below. Such determination and adjustments will be based on, among other factors, the duration of any Market Disruption
                                Event and the volume, historical trading patterns and price of the Shares.

      Settlement Terms:

       Settlement Method        Applicable
       Election:

       Default Settlement       Cash Settlement
       Method:

       Electing Party:          Counterparty

       Settlement Method        The date that is 10 Scheduled Trading Days prior
       Election

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       Date:                    to the first Averaging Date.

       Settlement Price:        For Cash Settlement, the Relevant Price. For
                                Physical Settlement, (x) if the Relevant Price is less than the Put Strike Price, the Put
                                Strike Price, and (y) if the Relevant Price is greater than the Call Strike Price, the Call
                                Strike Price.

       Settlement Currency:     USD

      Dividends:

       Extraordinary Dividend:  Any dividend or distribution on the Shares
                                (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the 2002 Definitions) the amount or value of which differs in amount from the Ordinary Dividend Amount for such dividend or distribution, as determined by the Calculation Agent.

       Ordinary Dividend        USD 0.00 for the first dividend or distribution
       Amount:                  on the Shares for which the ex-dividend date
                                falls within a regular dividend period of the Issuer, and zero for any subsequent dividend or distribution on the Shares for which the ex-dividend date falls within the same regular dividend period of the Issuer.

       Payment Obligation in    In  the  event  of any  Extraordinary Dividend,
       Respect of Extraordinary Counterparty shall make a cash payment to CSFB,
       Dividends:               on the date such Extraordinary Dividend is paid
                                to holders of Shares, in an amount equal to the product of (i) the Number of Shares on the ex-dividend date for such Extraordinary Dividend and (ii) the excess, if any, of the per share amount or value of such Extraordinary Dividend over the Ordinary Dividend Amount for such Extraordinary Dividend, as determined by the Calculation Agent.

      Share Adjustments:

       Potential Adjustment     If an  event occurs that constitutes both a
       Events:                  Potential Adjustment Event under Section
                                11.2(e)(ii)(C) of the 2002 Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential
                                Adjustment Event.

       Method of Adjustment:    Calculation Agent Adjustment

      Spin-off:                 A distribution of New Shares (the "SPIN-OFF
                                SHARES") of a subsidiary of the Issuer (the
                                "SPIN-OFF ISSUER") to holders of the Shares (the
                                "ORIGINAL SHARES"). With respect to a Spin-off,
                                "New Shares" shall have the meaning provided in
                                Section 12.1(i) of the 2002 Definitions except that the

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                                phrase immediately preceding clause (i) thereof
                                shall be replaced by the following:'"New
                                Shares' means ordinary or common shares of the Spin-off Issuer that are, or that as of the ex-dividend date of such Spin-off are scheduled promptly to be,".

       Consequences of          As of the ex-dividend date of a Spin-off, (i)
       Spin-offs:               "Shares" shall mean the Original Shares and the
                                Spin-off Shares; (ii) the Transaction shall continue but as a Share Basket Option
                                Transaction with a Number of Baskets equal to the Number of Shares prior to such Spin-off, and each Basket shall consist of one Original Share and a number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off; and (iii) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of the Transaction as the Calculation
                                Agent determines appropriate to account for the economic effect on the Transaction of such Spin-off (provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of the Transaction in accordance with the immediately preceding sentence.

      Extraordinary Events:

       Consequences of Merger
       Events:

         Share-for-Share:       Calculation Agent Adjustment

         Share-for-Other:       Cancellation and Payment (Calculation Agent
                                Determination)

         Share-for-Combined:    Component Adjustment

       Tender Offer:            Applicable

       Consequences of Tender
       Offers:

         Share-for-Share:       Calculation Agent Adjustment

         Share-for-Other:       Cancellation and Payment (Calculation Agent
                                Determination)

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         Share-for-Combined:    Calculation Agent Adjustment

      Nationalization,          Cancellation and Payment (Calculation Agent
      Insolvency or Delisting:  Determination)

      Additional Disruption
      Events:

      Change in Law:            Applicable

      Failure to Deliver:       Not Applicable

      Insolvency Filing:        Applicable

      Hedging Disruption:       Not Applicable

      Increased Cost of         Not Applicable
      Hedging:

      Loss of Stock Borrow:     Applicable; provided that the phrase "at a rate
                                equal to or less than the Maximum Stock Loan
                                Rate" at the end of the definition of Loss of Stock Borrow shall be deleted.

         Maximum Stock Loan     Not Applicable
         Rate:

      Increased Cost of Stock   Not Applicable
      Borrow:

      Hedging Party:            CSFB

      Determining Party:        CSFB

      Non-Reliance:             Applicable

     Agreements and             Applicable
     Acknowledgments Regarding
     Hedging Activities:

     Additional                 Applicable
     Acknowledgments:

     Credit Support Documents:  Section 4 shall be a Credit Support Document under the Agreement with respect to
                                Counterparty.

                                Guarantee dated May 16, 2001 made by Credit
                                Suisse First Boston (USA), Inc., a Delaware corporation in favor of each and every counterparty to one or more Financial Transactions (as defined therein) with CSFB is a Credit Support Document under the Agreement with respect to CSFB.

     Account Details:

         Payments to CSFB:      To be advised under separate cover prior to the
                                Trade Date

         Payments to            To be advised under separate cover prior to
         Counterparty:          the Trade Date

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         Delivery of Shares to  Credit Suisse First Boston Corp.
         CSFB:                  DTC#: 355
                                Account#: 2HRY60
                                Account Name: CSFB Capital LLC Collateral
                                Management Account

        Office: CSFB is acting through its New York Office for the purposes of the Transaction; Counterparty is not a Multibranch Party.

      Calculation Agent:        CSFB. The Calculation Agent will have no
                                responsibility for good faith errors or
                                omissions in any determination under the Transaction.

3.    OTHER PROVISIONS:

   (a) REIMBURSEMENT OBLIGATION:

      Counterparty shall make monthly cash payments to CSFB from time to time in an amount sufficient to reimburse CSFB for any costs relating to the borrowing of Shares in connection with hedging CSFB's exposure to the Transaction.

   (b) TERMINATION BY COUNTERPARTY:

      At any time, Counterparty may terminate the Transaction in whole or in part upon 35 Exchange Business Days' prior written notice to CSFB (the termination date specified in such notice, the "OPTIONAL TERMINATION DATE"). If Counterparty terminates the Transaction in whole, Counterparty shall make a cash payment to CSFB (or vice versa, as the case may be) on the Optional Termination Date in an amount equal to the amount that would be payable under Section 6 of the Agreement if (i) such Optional Termination Date were an Early Termination Date (without regard to the provisions set forth under "Payment on Early Termination" below), (ii) Counterparty were the sole Affected Party and (iii) the Transaction were the only Terminated Transaction. If Counterparty terminates the Transaction in part, Counterparty shall specify the number of Shares with respect to which the Transaction is to be terminated and (a) Counterparty shall make a cash payment to CSFB on the Optional Termination Date (or vice versa, as the case may be) in an amount equal to the amount that would be payable under Section 6 of the Agreement if (i) such Optional Termination Date were an Early Termination Date (without regard to the provision set forth under "Payments on Early Termination" below), (ii) Counterparty were the sole Affected Party and (iii) the Transaction were the only Terminated Transaction; provided that (a) for purposes of such calculation, the Number of Shares shall be deemed to be such number of Shares with respect to which the Transaction is to be terminated, (b) the Number of Shares shall be reduced by such number of Shares with respect to which the Transaction is to be terminated .

   (c) ADDITIONAL REPRESENTATIONS AND WARRANTIES OF COUNTERPARTY:

      Counterparty hereby represents and warrants to CSFB as of the date hereof that:

      (i) Counterparty is an "eligible contract participant" as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.

      (ii) Counterparty is not on the date such representation is given, nor has Counterparty been at any time in the three months prior to the date of the Term

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           Sheet, an "affiliate", within the meaning of Rule 144 under the
           Securities Act, of the Issuer. Counterparty is not an employee or director of the Issuer, and was not on the date of the Term Sheet, and is not on the date hereof, in possession of any material non-public information regarding the Issuer.

    (iii) All representations and warranties of Counterparty contained in the Term Sheet were true and correct as of the times such representations and warranties were made or repeated or deemed to be made or repeated under the Term Sheet and Counterparty has performed all of the covenants and obligations to be performed by Counterparty on or prior to the date hereof under the Term Sheet.

    (iv) Counterparty is, and shall be as of the date if any payment or delivery by Counterparty hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

    (v) Counterparty (A) has timely filed, caused to be timely filed or will timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof and (B) has paid all material taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority, unless in each case the same are being contested in good faith.
           For purposes of determining whether a tax return has been timely filed, any extensions shall be taken into account.

    (vi) Counterparty has not (A) created or permitted to exist any Lien (as defined in Section 4 below) upon or with respect to the Collateral (as defined in Section 4 below), (B) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (C) entered into or consented to any agreement (other than, in the case of clause (x), this Confirmation) (x) that restricts in any manner rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Counterparty, CSFB and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control (as defined n Section 4 below) in respect of any Collateral.

    (vii) Other than financing statements or other similar or equivalent documents or instruments with respect to the security interests in the Collateral created by Section 4 below, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

    (viii) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (such as defined in Section 8-102 of the UCC) at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and is and will be (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of





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            Section 8-110(e) of the UCC) is located in the United States or (ii)
            uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments here to necessary to enable CSFB to maintain a valid and continuously perfected security interest in such Collateral, in respect of which CSFB will have Control (as defined in Section 4 below), subject to no prior Lien (as defined in Section 4 below).
            The parties hereto agree to negotiate in good faith any such procedures or amendments.

      (ix) No registration, recordation or filing with any governmental body, agency or official is required or necessary for the perfection or enforcement of the security interests in the Collateral created by
            Section 4 below, other than the filing of financing statement in any appropriate jurisdiction.

      (x) Counterparty has not performed and will not perform any acts that might prevent CSFB from enforcing any of the terms of Section 4 or that might limit CSFB in any such enforcement.

(h)   U.S. PRIVATE PLACEMENT REPRESENTATIONS:

      Each of CSFB and Counterparty hereby represents and warrants to the other party as of the date hereof that:

      (i) It is an "accredited investor" (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction.

      (ii) It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

(i)   COVENANTS OF COUNTERPARTY:

      (i) Counterparty is aware of and agrees to be bound by the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to option trading and is aware of and agrees not to violate, either alone or in concert with others, the position or exercise limits established by the NASD.

      (ii) Counterparty shall notify CSFB immediately of Counterparty's intention to (A) purchase Shares or any other security of the Issuer with respect to the Transaction in an amount that would cause Counterparty to become the beneficial owner, directly or indirectly, of more than three (3) percent of the outstanding Shares of any equity security of the Issuer, (B) permit any Associated Person of Counterparty to accept a position as an officer or director of the Issuer, (C) take any action that would cause Counterparty to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Issuer, whether by ownership of voting securities, by contract or otherwise or (D) take any other action that could


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            reasonably be expected to result in Counterparty's becoming an
            "affiliate", within the meaning of Rule 144 under the Securities Act, of the Issuer. Counterparty shall not take any such action unless a period of fifteen (15) Exchange Business Days shall have elapsed after receipt of such notice by CSFB and CSFB shall not have objected in writing to such action during such period. "ASSOCIATED PERSON" shall mean (x) any office; director, managing member or general partner of Counterparty or (y) any officer, director, managing member or general partner of any person described in clause
            (x) above or in this clause (y).

(j)   SECURITIES CONTRACT:

      The parties hereto acknowledge and agree that each of CSFB and the Custodian (as defined in Section 4 below) is a "stockbroker" within the meaning of Section 101 (53A) of Title 11 of the United States Code (the "BANKRUPTCY CODE") and that the Custodian is acting as agent and custodian for CSFB in connection with the Transaction and that CSFB is a "customer" of the Custodian within the meaning of Section 741(2) of the Bankruptcy Code. The parties hereto further recognize that the Transaction is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of, among other provisions, Sections 555 and 362(b)(6) of the Bankruptcy Code, and that each payment or delivery of cash, Shares or other property or assets hereunder is a "settlement payment" within the meaning of Section 741(8) of the Bankruptcy Code.

(k)   ASSIGNMENT:

      The rights and duties under this Confirmation and the Supplemental Confirmation may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld; provided that (i) CSFB may assign or transfer any of its rights or duties hereunder to any of its affiliates without the prior written consent of Counterparty and (ii) the Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Credit Suisse First Boston, so long as such affiliate is a broker-dealer registered with the Securities and Exchange Commission.

(l)   NON-CONFIDENTIALITY:

      The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by CSFB and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of CSFB or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) CSFB does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

(m) MATTERS RELATING TO CREDIT SUISSE FIRST BOSTON CAPITAL LLC AND CREDIT SUISSE FIRST BOSTON LLC:

      Agent shall act as "agent" for CSFB and Counterparty in connection with the Transaction.

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      (i)   Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by Agent in connection herewith.

      (ii) Agent has no obligation hereunder, by guaranty, endorsement or otherwise, with respect to performance of CSFB's obligations hereunder or under the Agreement.

      (iii) Credit Suisse First Boston Capital LLC is an "OTC derivatives dealer" as such term is defined in the Exchange Act and is an affiliate of Agent.

      (iv) Credit Suisse First Boston Capital LLC is not a member of the Securities Investor Protection Corporation.

4.    COLLATERAL:

      Counterparty has granted to CSFB a security interest in the Initial Pledged Items to secure Counterparty's obligations under the Term Sheet, this Confirmation, each Supplemental Confirmation and, if applicable, its Loan Obligations (as defined in the Credit Agreement, if applicable) (such credit agreement, the "CREDIT AGREEMENT", and such obligations and Loan Obligations, collectively, the "SECURED OBLIGATIONS"). Counterparty and CSFB now wish to (i) set forth additional understandings and agreements relating to such security interest and (ii) confirm, on the terms set forth herein, the continuation of such security interest.

  A.  DELIVERY OF COLLATERAL:

      On or prior to the Trade Date, Counterparty shall deliver to the CSFB in pledge hereunder, Eligible Collateral consisting of a number of Shares equal to the Number of Shares (the "INITIAL PLEDGED ITEMS"). "ELIGIBLE COLLATERAL" means Shares, cash or, if Counterparty shall have elected to substitute securities issued by the United States government ("GOVERNMENT SECURITIES") for Share Collateral in accordance with this Section 4, Government Securities; provided that Counterparty has good and marketable title thereto, free of any and all lien, mortgage, interest, pledge, charge or encumbrance of any kind (other than the security interests in the Collateral created hereby, a "LIEN") and Transfer Restrictions and that CSFB has a valid, first priority perfected security interest therein, a first lien thereon and Control (which means "control" as defined in Section 8-106 and Section 9-106 of the UCC) with respect thereto. "TRANSFER RESTRICTION" means, with respect to any item of collateral pledged hereunder, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral and
      (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a "restricted security" or Counterparty being an "affiliate" of the issuer of such security, as such terms are defined in Rule 144 under the Securities Act, or as a result of the sale of such security being subject to paragraph (c) of Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction". "UCC" means the Uniform Commercial Code as in effect in the State of New York. "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to CSFB by Counterparty shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Counterparty, by delivery of certificates representing such securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to CSFB, and the crediting by the Custodian of such securities to a securities account (as defined in Section 8-501 of the UCC) (the "COLLATERAL ACCOUNT") of CSFB maintained by the Custodian,
      (B) in the case of Collateral consisting of uncertificated securities registered in the name of Counterparty, by transmission by Counterparty of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer's compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (C) in the case of securities in respect of which security entitlements are held by Counterparty through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of CSFB, at another securities intermediary satisfactory to CSFB and the crediting by the Custodian of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as CSFB shall provide to Counterparty in writing. "CUSTODIAN" means Credit Suisse First Boston LLC, or any other custodian appointed by CSFB and identified to Counterparty; provided, however, that, upon the occurrence of an Event of Default where CSFB is the Defaulting Party, Custodian agrees to transfer all Collateral to an independent, unaffiliated third-party collateral custodian, as mutually agreed by the parties.

  B.  GRANT OF SECURITY INTERESTS IN THE COLLATERAL:

      In order to secure the full and punctual observance and performance of the Secured Obligations, Counterparty hereby assigns and pledges to CSFB, and grants to CSFB, as secured party, security interests in and to, and a lien upon and right of set-off against, and transfers to CSFB, as and by way of a security interest having priority over all other security interests, with power of sale (and, in the case of the Initial Pledged Items, reaffirms its assignment and pledge thereof, and its grant of a security interest therein, pursuant to the Term Sheet), all of Counterparty's right, title and interest in and to (i) the Initial Pledged Items; (ii) all additions to and substitutions for the Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged hereunder) (such additions and substitutions, the "ADDITIONS AND SUBSTITUTIONS"); (iii) the Collateral Account of CSFB maintained by the Custodian and all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held therein or credited thereto; (iv) all income, proceeds and collections received or to be received, or derived or to be derived, at the time that the Initial Pledged Items were delivered to the Custodian or any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against. Counterparty, with respect to Counterparty) from or in connection with the Initial Pledged Items or the Additions and

      Substitutions, excluding any Excluded Proceeds; and (v) all rights of Seller under, and all right, title and interest of Seller in and to, the Confirmation, the Supplemental Confirmation and the Transaction (collectively, the "Collateral"). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC). "EXCLUDED PROCEEDS" means any Ordinary Dividend Amount that is not distributed after the occurrence and during the continuance of the Event of Default.

  C.  CERTAIN COVENANTS OF COUNTERPARTY RELATING TO THE COLLATERAL:

      Counterparty agrees that, so long as any of the Secured Obligations remain outstanding:

      1. Counterparty shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described hereunder as necessary to cause such requirement to be met. "COLLATERAL EVENT OF DEFAULT" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, a number of Shares at least equal to the Number of Shares (or, if Counterparty has elected to substitute Government Securities for Share Collateral in accordance with this Section 4, the amount of Government Securities required thereby) or (B) failure at any time of the security interests in the Collateral created hereby to constitute valid and perfected security interests in all of the Collateral, subject to no prior, equal or junior Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which CSFB has Control, or, in each case, assertion of such by Counterparty in writing.

      2. Counterparty shall, at its own expense and in such manner and form as CSFB may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the UCC) or (iii) enable CSFB to exercise and enforce its rights hereunder with respect to such security interest.

      3. Counterparty shall warrant and defend Counterparty's title to the Collateral, subject to the rights of CSFB, against the claims and demands of all persons. CSFB may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

      4. Counterparty agrees that Counterparty shall not change (i) Counterparty's name in any manner or (ii) Counterparty's location (as defined in Section 9-307 of UCC), unless Counterparty shall have given CSFB not less than 10 days' prior notice thereof.

      5. Counterparty agrees that Counterparty shall not (i) create or permit to exist any Lien (other than the security interests in the Collateral created hereby) or any Transfer Restriction upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto (other than this Confirmation) or (y) pursuant to which any person other than Counterparty, CSFB and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral and represents and warrants to CSFB as of the date hereof that it has not previously created any such Lien or Transfer Restriction, effected any such sale, disposition or grant or entered in or consented to any such agreement.

  D.  ADMINISTRATION OF THE COLLATERAL AND VALUATION OF SECURITIES:

      1. CSFB shall determine on each Business Day whether a Collateral Event of Default shall have occurred. If on any Business Day CSFB determines that a Collateral Event of Default shall have occurred, CSFB shall promptly notify Counterparty of such determination by telephone call to Counterparty followed by a written confirmation of such call. If on any Business Day CSFB determines that no Default Event or failure by Counterparty to meet any of Counterparty's obligations under "Certain Covenants of Counterparty relating to the Collateral" or under this section has occurred and is continuing, Counterparty may obtain the release from the security interests in the Collateral created hereby of any Collateral upon delivery to CSFB of a written notice from Counterparty indicating the iteros of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred. "DEFAULT EVENT" means any Collateral Event of Default, any Event of Default with respect to Counterparty, any Default (as defined in the Credit Agreement) pursuant to the Credit Agreement, or any Termination Event with respect to which Counterparty is the Affected Party or an Affected Party or any Extraordinary Event that results in an obligation of Counterparty to pay an amount pursuant to Section 12.7 or Section 12.9 of the 2002 Definitions;

      2. Counterparty may pledge additional Eligible Collateral hereunder at any time by delivering the same pursuant to the provisions of "Delivery of Collateral" above. Concurrently with the delivery of any additional Eligible Collateral, Counterparty shall deliver to CSFB a certificate, dated the date of such delivery, (i) identifying the additional items of Eligible Collateral being pledged and (ii) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraph 4.c.5. above are true and correct with respect to such Eligible Collateral on and as of the date thereof

      3. Counterparty may at any time, so long as no Default Event has occurred and is continuing, substitute Government Securities for all (but not less than all) of the Collateral consisting of Shares then held in or credited to the Collateral Account (the "SHARE COLLATERAL") on the terms set forth below:

                  (A) At least five Business Days prior to the date of any such substitution, Counterparty shall notify CSFB in writing that Counterparty intends to effect such substitution;

                  (B) Counterparty shall deliver to CSFB, in a manner reasonably acceptable to CSFB, Government Securities having a value at least equal to 105% of the market value of the Share Collateral on the date of such delivery (as determined by the Calculation Agent);

                  (C) Counterparty shall take all such other actions as CSFB may reasonably require to create for the benefit of CSFB a valid and perfected security interest in such Government Securities, in respect of which CSFB will have Control, subject to no prior Lien; and

                  (D) Counterparty shall make mark to market deliveries of additional Government Securities on a daily basis, and CSFB shall release Government Securities previously pledged upon the request of Counterparty, so that the value of the Government Securities pledged is at all times at least equal to 105% of the market value of the Share Collateral for such Transaction that would otherwise have been pledged hereunder at such time (as determined by the Calculation Agent), in each case, pursuant to terms mutually acceptable to CSFB and Counterparty.

      4. CSFB may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Counterparty or Counterparty's nominee to be transferred of record into the name of the Custodian, CSFB or its nominee. Counterparty shall promptly give to CSFB copies of any notices or other communications received by Counterparty with respect to Collateral that is registered, or held through a securities intermediary in the name of Counterparty or Counterparty's nominee and CSFB shall promptly give to Counterparty copies of any notices and communications received by CSFB with respect to Collateral that is registered, or held through a securities intermediary, in the name of Custodian, CSFB or its nominee.

      5. Counterparty agrees that Counterparty shall forthwith upon demand pay to CSFB:

            (i) the amount of any taxes that CSFB or the Custodian may have been required to pay by reason of the security interests in the Collateral created hereby or to free any of the Collateral from any Lien thereon; and

            (ii) the amount of any and all costs and expenses, including the fees and disbursements of counsel and of any other experts, that CSFB or the Custodian may incur in connection with (A) the enforcement of this pledge, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the security interests in the Collateral created hereby, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by CSFB of any of the rights conferred upon it hereunder or
                  (D) any Default Event.

            Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 3% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.

  E.  NO REHYPOTHECATION OF COLLATERAL:

      The parties hereto agree that CSFB may not sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral.

  F.  INCOME AND VOTING RIGHTS IN COLLATERAL:

      CSFB shall have the right to receive and retain as Collateral hereunder all proceeds, excluding any Excluded Proceeds, but including, without limitation, any Extraordinary Dividend and interest of the Collateral; provided that CSFB shall have such right with respect to any and all proceeds, including without limitation any Excluded Proceeds, after the occurrence and during the continuance of a Default Event (such proceeds as CSFB shall have the right to receive and retain at any time, "RETAINED PROCEEDS"), and Counterparty shall take all such action as CSFB shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds that are received by Counterparty shall be received in trust for the benefit of CSFB and, if CSFB so directs, shall be segregated from other funds of Counterparty and shall, forthwith upon demand by CSFB, be delivered over to the Custodian on behalf of CSFB as Collateral in the same form as received (with any necessary endorsement).

      Unless a Default Event shall have occurred and be continuing, Counterparty shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.

      If a Default Event shall have occurred and be continuing, CSFB shall have the right, to the extent permitted by law, and Counterparty shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if CSFB were the absolute and sole owner thereof.

  G.  REMEDIES UPON DEFAULT EVENTS:

      If any Default Event shall have occurred and be continuing, CSFB may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, may sell all of the Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Counterparty under the Agreement or hereunder.

      Counterparty hereby irrevocably appoints CSFB as Counterparty's true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Counterparty, CSFB or otherwise, for the sole use and benefit of CSFB, but at the expense of Counterparty, to the extent permitted by law, to exercise, at any time and from time to time while a Default Event has occurred and is continuing, all or any of the following powers with respect to all or any of the
      Collateral:

      (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

      (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

      (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if CSFB were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in; and

      (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      provided that CSFB shall give Counterparty not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. CSFB and Counterparty agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611(b) of the UCC.

  H.  TERMINATION:

      The rights hereby granted by Counterparty in the Collateral shall cease, terminate and be void upon fulfilment of all of the Secured Obligations. Any Collateral remaining at the time of such termination shall be fully released and discharged from the security interests in the Collateral created hereby and delivered to Counterparty by CSFB, all at the request and expense of Counterparty.

5.    THE AGREEMENT IS FURTHER SUPPLEMENTED BY THE FOLLOWING PROVISIONS:

  (a) TERMINATION PROVISIONS.

      (i) "SPECIFIED ENTITY" means in relation to CSFB, none, and in relation to Counterparty, none.

      (ii) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of the Agreement.

      (iii) The "CROSS DEFAULT" provision of Section 5(a)(vi) of the Agreement will apply to CSFB and will apply to Counterparty.

      (iv) Without limiting the generality of clause (iii) above, an Event of Default as defined in the Credit Agreement shall be an Event of Default with respect to Counterparty under the Agreement.

      For the purpose of such provision:

      "SPECIFIED INDEBTEDNESS" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (A) in respect of borrowed money, or (B) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to the Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction).

      "THRESHOLD AMOUNT" means, with respect to Counterparty, USD 10,000,000 and, with respect to CSFB, USD 100,000,000 (in each case, including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

      (v) THE "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will not apply to CSFB and will apply to Counterparty.

      (vi) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) of the Agreement will not apply to CSFB and Counterparty.

      (vii) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of the Agreement, Second Method and Loss will apply.

      (viii) "TERMINATION CURRENCY" means United States Dollars.

      (ix) NETTING. The provisions of Section 2(c) of the Agreement shall apply, provided that Section 2(c) shall be amended by deleting "and" at the end of clause (i) thereof and deleting clause (ii) thereof.

      (x) SET-OFF. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon (x) the occurrence or effective designation of an Early Termination Date in respect of the Transaction or (y) the occurrence of an Extraordinary Event that results in the cancellation or termination of the Transaction pursuant to
            Section 12.2,12.3, 12.6 or 12.9 of the 2002 Definitions, such Party ("PARTY X") shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by this Confirmation pursuant to the terms hereof, and to set off any obligation that Party X or any affiliate of Party X may have to the other party ("PARTY Y") hereunder, thereunder or otherwise, including without limitation any obligation to make any release, delivery or payment to Party Y pursuant to this Confirmation, any Supplemental Confirmation, the Credit Agreement, or any other agreement between Party X or any of its affiliates and Party Y, against any right Party X or any of its affiliates may have against Party Y, including without limitation any right to receive a payment or delivery pursuant to this Confirmation, any Supplemental Confirmation, the Credit Agreement, or any other agreement between Party X or any of its affiliates and Party Y. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

(b)   TAX REPRESENTATIONS. None.

(c)   AGREEMENTS TO DELIVER DOCUMENTS. For the purpose of Sections 4(a)(i) and
      (ii) of the Agreement, each of CSFB and Counterparty agrees to deliver the following documents, as applicable:

      (i) Each of CSFB and Counterparty will deliver to the other party, upon execution of this Confirmation, evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials signing this Confirmation and each Supplemental Confirmation on its behalf.

      Such documents shall be covered by the representation set forth in Section 3(d) of the Agreement.

(d)   MISCELLANEOUS:

      (i)   ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of the
            Agreement:

            Address for notices or communications to CSFB (other than by facsimile) (for all purposes):

            Address: Credit Suisse First Boston Capital LLC c/o Credit Suisse First Boston LLC
                              11 Madison Avenue

                              New York, NY 10010
                              Attn: Senior Legal Officer
                              Tel: 212-538-2616
                              Fax: 212-322-0265

            With a copy to:   Credit Suisse First Boston LLC
                              1 Madison Avenue, 3rd Floor
                              New York, New York 10010

                              For payments and deliveries:
                              Attn: Ricardo Harewood
                              Tel: (212)538-9810
                              Fax: (212)325-8175

            For all other communications:
                              Attn: John Ryan
                              Tel.: (212)325-8681
                              Fax:  (212)538-8898

            Designated responsible employee for the purposes of Section 12(a)(iii) of the Agreement: Senior Legal Officer

Address for notices or communications to Counterparty:

            Address:          ICG Holdings, Inc.
                              100 Lake Drive, Suite 4
                              Pencarder Corporate Center
                              Newark, DE 19702
                     Attention:
                     Telex No.:          Answerback:
                     Facsimile No.:      Telephone No.:

      (ii) The date and time of the Transaction will be furnished by CSFB to Counterparty upon written request by Counterparty.

      (iii) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS CONFIRMATION, ANY SUPPLEMENTAL CONFIRMATION OR ANY CREDIT SUPPORT DOCUMENT. Each party (A) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and
            (B) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

      (iv) SERVICE OF PROCESS. The parties irrevocably consent to service of process given in the manner provided for notices in Section in paragraph 5(d)(i) immediately above. Nothing in this Confirmation will affect the right of either party to serve process in any other manner permitted by law.

      (v) THE AGREEMENT, CONFIRMATION AND EACH SUPPLEMENTAL CONFIRMATION THEREUNDER WILL BE GOVERNED BY AND

            CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (PROVIDED THAT AS TO PLEDGED ITEMS LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, CSFB SHALL, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF LAW OF SUCH OTHER JURISDICTION). EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY AGREE THAT THE CUSTODIAN'S JURISDICTION, WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK

      (vi) This Confirmation and each Supplemental Confirmation is not intended and shall not be construed to create any rights in any person other than Counterparty, CSFB and their respective successors and assigns and no other person shall assert any rights as third-party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Counterparty and CSFB shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

      (vii) Any provision of this Confirmation or any Supplemental Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, and in the case of an amendment, by Counterparty and CSFB or, in the case of a waiver, by the party against whom the waiver is to be effective.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                          Yours faithfully,

                                          CREDIT SUISSE FIRST BOSTON CAPITAL LLC

                                          By:  /s/ John Ryan
                                               ---------------------------------
                                               Name: John Ryan
                                               Title: A.V.P.
                                                      OPERATIONS

Confirmed as of the date first written above:

ICG HOLDINGS, INC.

By: /s/ Philip A. Rooney
    ----------------------------
    Name: PHILIP A. ROONEY
    Title: VICE PRESIDENT

CREDIT SUISSE FIRST BOSTON LLC, AS AGENT

By: /s/ Christy Grant
    ----------------------------
    Name: CHRISTY GRANT
    Title: ASSISTANT VICE PRESIDENT
           OPERATIONS

Our Reference Number: External ID: [ ] / Risk ID: [ ]

By its agent: Credit Suisse First Boston LLC

                                                                         ANNEX A

                       FORM OF SUPPLEMENTAL CONFIRMATION
                               in respect of the
                                  CONFIRMATION
                                     of the
                                  TRANSACTION
                                    between

                     CREDIT SUISSE FIRST BOSTON CAPITAL LLC

                                      and

                               ICG HOLDINGS, INC.

                              (CSFB Ref: [_____])

This Supplemental Confirmation (this "SUPPLEMENTAL CONFIRMATION") supplements, forms part of and is subject to, the above-referenced Confirmation dated as of [Date] (the "CONFIRMATION") between Credit Suisse First Boston Capital LLC and ICG Holdings, Inc. and the Agreement referred to therein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation.

The additional terms of the Transaction are as follows:

      Trade Date:                        [______]

      Number of Options:                 [______]

      Call Strike Price:                 USD[_____]

      Put Strike Price:                  USD[_____]

      Premium: USD [______], which shall be paid by [-] to [-] on the Premium Payment Date.

      Premium Payment Date:              [______]

      First Averaging Date:              [______]